As filed with the Securities and Exchange Commission on January 13, 2011
Registration No. 333-163573

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard F. Hamm, Jr.
Executive Vice President, General Counsel and Secretary
Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher M. Kelly
Jones Day
222 East 41st Street
New York New York 10017
Tel: (212) 326-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate amount of securities is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-163573) is being filed for the purpose of (1) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933, and (2) filing additional exhibits to the registration statement.

PROSPECTUS

Common Stock
Debt Securities

From time to time we may offer and sell shares of common stock and debt securities in amounts, at prices and on terms described in one or more supplements to this prospectus. The debt securities that we may offer may consist of senior debt securities consisting of notes or other evidence of indebtedness in one or more series.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Our common stock is listed on the Nasdaq Global Market under the symbol “DNDN.” On January 12, 2011, the last reported sale price was $37.11 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2011.

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Dendreon®, the Dendreon logo and PROVENGE® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and the accompanying prospectus supplement are the property of their respective owners.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. Each time our securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in the securities offered hereby.

Throughout this prospectus references to “Dendreon Corporation,” the “company,” “we,” “us” and “our” refer to Dendreon Corporation unless otherwise specified or the context otherwise requires.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the applicable prospectus supplement for a specific offering of securities, as well as those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 22, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 3, 2010, and any amendment or update thereto reflected in our subsequent filings with the SEC incorporated by reference in this prospectus. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	whether we have adequate financial resources and access to capital to fund commercialization of PROVENGE and that of other potential product candidates we may develop;

•	our ability to successfully manufacture PROVENGE and other product candidates in necessary quantities with required quality;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our dependence on single-source vendors for some of the components used in our product candidates;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and our future filings made with the SEC, which are incorporated by reference into this prospectus, as well as the risk factors set forth or incorporated by reference into any accompanying prospectus supplement.

In addition, in this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

OUR COMPANY

This summary highlights information about Dendreon Corporation. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section of this prospectus entitled “Incorporation of Certain Information By Reference.”

We are a biotechnology company focused on the discovery, development and commercialization of novel therapeutics that can significantly improve cancer treatment options for patients. Our portfolio includes active cellular immunotherapy and small molecule product candidates to treat a wide range of cancers. On April 29, 2010, the U.S. Food and Drug Administration (“FDA”) licensed PROVENGE® (sipuleucel-T), an autologous cellular immunotherapy for the treatment of men with asymptomatic or minimally symptomatic, metastatic, castrate-resistant (hormone-refractory) prostate cancer. We own worldwide rights for PROVENGE.

Commercial sale of PROVENGE began in May 2010. In 2010, we achieved estimated revenue from PROVENGE of approximately $48 million (unaudited). In anticipation of a significant increase in capacity from the expansion of our existing manufacturing facility in Morris Plains, New Jersey and licensure of our new facilities in Orange County, California and Union City, Georgia during 2011, we expect to increase our sales force to approximately 100 representatives to establish and support approximately 450 infusion sites by the end of 2011. We also plan to increase our marketing and awareness efforts to educate physicians and patients to utilize this additional capacity.

Following a number of pre-submission meetings with European Union (“E.U.”) National Agencies, we expect that data from our Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study, supported by data from our D9901 and D9902A studies, will be sufficient to seek regulatory approval for PROVENGE in the E.U. We plan to use the clinical data described in our U.S. Biologics License to file our marketing authorization application (“MAA”) to the European Medicines Agency (“EMA”) in late 2011 or early 2012. To accelerate the regulatory timeline, initially PROVENGE will be manufactured through a contract manufacturing organization while we concurrently build an immunotherapy manufacturing facility in Europe. We anticipate a regulatory decision from the E.U. in the first half of 2013.

Other potential product candidates we have under development include our investigational active cellular immunotherapy directed against HER2/neu for the treatment of patients with bladder, breast, ovarian and other solid tumors expressing HER2/neu. Active cellular immunotherapies directed at CA-9, an antigen highly expressed in renal cell carcinoma, and CEA, an antigen expressed in colorectal cancer, are in preclinical development. We are also developing an orally-available small molecule targeting TRPM8 that could be applicable to multiple types of cancer in advanced cancer patients. We commenced our Phase 1 clinical trial to evaluate TRPM8 in 2009 and the trial is ongoing.

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our website is http://www.dendreon.com (which is not intended to be an active hyper link in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained therein.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of securities pursuant to this prospectus (i) to fund the continued investment in and expansion of our manufacturing facilities, including the construction of a new immunotherapy manufacturing facility in Europe and the expenses associated with increasing capacity at our existing Morris Plains, New Jersey, Atlanta, Georgia and Orange County, California facilities; (ii) to cover expenses in connection with pursuing non-U.S. marketing approvals for PROVENGE; (iii) to fund new clinical trials for PROVENGE and other product candidates; (iv) to finance our marketing and awareness efforts for PROVENGE; (v) to fund the ongoing hiring of additional manufacturing, sales and marketing, quality, research and development and other personnel to support PROVENGE and our other product candidates; (vi) to fund additional investment in information technology infrastructure and product support systems; (vii) for third-party contract supply costs; and (viii) for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire strategic assets, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our securities pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our securities pursuant to this prospectus and the applicable prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

						Nine Months
	Fiscal Year Ended December 31,					Ended
	2009	2008	2007	2006	2005	September 30, 2010

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of amortization of debt financing costs, interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings (as defined) for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 and the nine months ended September 30, 2010 were insufficient to cover fixed charges by $221,535, $72,230, $99,493, $93,178, $81,547 and $350,075 (in thousands), respectively.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. This description of capital stock is qualified by reference to our amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”) the certificate of designation of our Series A Junior Participating Preferred Stock, and our stockholders’ rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Authorized Capital Stock

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 260,000,000 shares of capital stock of which 250,000,000 shares are of common stock, par value $0.001 per share, and 10,000,000 shares are of preferred stock, par value $0.001 per share. As of January 1, 2011, 147,439,820 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by the board of directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of Dendreon Corporation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. Each share of our common stock possesses a right to purchase Series A Junior Participating Preferred Stock under certain circumstances.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock.” Our board of directors may fix or alter from time to time the designation, powers, preferences and rights of the shares of each such new series. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Our board of directors also may fix or alter from time to time the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, establish from time to time the number of shares constituting any such series or any of them and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of the shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions Affecting Control of Dendreon Corporation

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’

amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation, and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or our President and Chief Executive Officer or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors.

Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

We have also implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

Any debt securities offered by this prospectus are to be issued under an indenture, dated as of March 16, 2007, between Dendreon Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.

The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

The indenture provides that debt securities in one or more series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the debt securities;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of and premium, if any, is payable or the method of determination thereof;

•	the rate or rates at which the offered debt securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the

•	method by which such date or dates shall be determined, the Interest Payment Dates (as defined below) on which any such interest shall be payable and the regular record date, if any, for the interest payable on any Interest Payment Date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the offered debt securities shall be payable;

•	the place or places where the offered debt securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, and the manner in which the particular debt securities are to be selected for redemption;

•	our obligation, if any, to redeem or purchase the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities shall be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest on the offered debt securities shall or may by payable, or in which the offered debt securities shall be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest on the offered debt securities are to be made, at the election of us or a holder of the offered debt security, in a currency or currencies (including currency unit or units) other than that in which such debt securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest on the offered debt securities shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the offered debt securities are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

•	any modifications of or additions to the Events of Default (as defined below) or our covenants set forth herein with respect to the offered debt securities;

•	the applicability of the provisions described under Article 11 of the indenture, “Defeasance and Covenant Defeasance”;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the offered debt securities shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend in addition to or in lieu of that contained in the indenture which shall be borne by such global security, (iii) whether beneficial owners of interests in any offered debt securities in global form may exchange such interests for certificated securities of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur;

•	whether the debt securities will be convertible into or exchangeable for, or based upon the price of, shares of common stock, preferred stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exhangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the delivery of cash as well as the delivery of securities; and

•	any other terms of the offered debt securities.

Form, Registration, Transfer and Exchange

The debt securities of each series will be issued in fully registered form and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We will keep at each office or agency for each series of debt securities a register or registers in which, subject to such reasonable regulations as we may prescribe, we will register the debt securities, including any transfer thereof. At the option of the holder of debt securities, debt securities of any series (except a security in global form) may be exchanged for other debt securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined below), upon surrender of the debt securities to be exchanged at such office or agency. Whenever any debt securities are so surrendered for exchange, we shall execute, and the trustee shall authenticate and make available for delivery, the debt securities which the holder making the exchange is entitled to receive.

A holder of debt securities may transfer a debt security only by written application to the registrar. No such transfer shall be effected until final acceptance and registration of the transfer by the registrar in the security register. When debt securities are presented to the registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of debt securities of other authorized denominations, the registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, we shall execute and the trustee shall authenticate debt securities at the registrar’s request.

We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of debt securities (other than any such transfer taxes or other similar governmental charge payable upon certain exchanges of securities pursuant to the terms of the indenture). No service charge to any holder shall be made for any such transaction.

We shall not be required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of debt securities of that series to be redeemed, or (b) any debt securities of any series selected, called or being called for redemption except, in the case of any debt security of any series where public notice has been given that such security is to be redeemed in part, the portion thereof not so to be redeemed. All debt securities issued upon any transfer or exchange of debt securities shall be valid obligations of Dendreon Corporation, evidencing the same debt, and entitled to the same benefits under the indenture, as the debt securities surrendered upon such transfer or exchange.

Notices

Notice shall be sufficiently given (unless otherwise expressly provided in the indenture) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at such holder’s last address as it appears in the security register.

Title

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered upon our books on the applicable record date as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Provisions for Global Securities

Each global security initially shall (i) be registered in the name of the Depositary Trust Company (the “Depositary”) or the nominee of the Depositary, (ii) be delivered to the trustee as custodian for the Depositary and (iii) bear legends as set forth in the indenture. Members of, or participants in, the Depositary shall have no rights under the indenture with respect to any global security held on their behalf by the Depositary, or the trustee as its custodian, or under the global security, and the Depositary may be treated by us, the trustee and any agent of ours or the trustee as the absolute owner of such global security for all purposes whatsoever. Transfers of a global security shall be limited to transfers of such global security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees.

We may at any time and in our sole discretion determine that the debt securities of a series issued in the form of one or more global securities shall no longer be represented by global securities. In that event, we will execute, and the trustee will authenticate and deliver the debt securities of the series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global security or securities of the series in exchange for the global security or securities. Interests of beneficial owners in a global security may be transferred in accordance with the rules and procedures of the Depositary.

Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in the other global security will, upon transfer, cease to be an interest in the global security and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the other global security for as long as it remains such an interest.

The registered holder of a global security may grant proxies and otherwise authorize any person, including members of, or participants in, the Depositary and persons that may hold interests through such members or participants, to take any action which a holder of a debt security is entitled to take under the indenture or the debt securities of such series.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the person in whose name any debt security of any series shall be registered upon our books on the applicable record date shall be deemed the absolute owner of such debt security for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such debt security.

We will maintain a payment office where debt securities may be presented or surrendered for payment, or surrendered for registration of transfer or exchange, and where notices and demands to or upon us in respect of the debt securities and the indenture may be served. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the corporate trust office of the trustee located at The Bank of New York Trust Company, N.A., 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Trustee Administration, and the trustee is our initial agent to receive all such presentations, surrenders, notices and demands. We may also from time to time designate one or more other offices or agencies where the debt securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, such designation or rescission does not relieve us of our obligation to maintain an office or agency for debt securities of any series for such purposes.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

The indenture contains, among others, the following covenants:

Payment of Principal, Premium and Interest on Securities

We, for the benefit of each series of the debt securities, will warrant to duly and punctually pay or cause to be paid the principal of and any premium and interest on the debt securities of that series in accordance with the terms of such securities and the indenture.

Money for Securities Payments to be Held in Trust

If we shall at any time act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the trustee of our action or failure to so act. Whenever we shall have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of or any premium or interest on any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such paying agent is the trustee) we will promptly notify the trustee of our action or failure to so act.

Existence

Subject to Article 9 of the indenture, “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory), and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof will not result in a material adverse effect.

Statement by Officers as to Default

We will deliver to the trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not to the knowledge of such person after due inquiry we are in default in the performance and observance of any of the terms, provisions, and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we are in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. We shall deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default (as defined below) or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

Consolidation, Merger and Certain Sales of Assets

We shall not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the securities and the performance or observance of every covenant of the indenture of the part of Dendreon Corporation to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to perform any other covenant or agreement in the indenture, continued for 90 days after written notice has been given by the trustee, or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events with respect to bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Modification and Waiver,” as provided below.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, (iii) such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 90 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

Certain Definitions

“Events of Default” means any event or condition specified as such in Section 5.01 of the indenture, which shall have continued for the period of time, if any, therein designated.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Interest Payment Date,” when used with respect to any debt security, means the Stated Maturity of an installment of interest on such debt security.

“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security or a coupon representing such installment of interest as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

Modification and Waiver

The indenture may be amended and supplemented by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that the indenture may be amended and supplemented by the trustee and us without the consent of any holder of any debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders of the debt securities in the case of any transaction pursuant to Article 9 of the indenture;

•	evidence and provide for the acceptance of appointment, under the terms of the indenture, by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of the debt securities or that does not adversely affect the legal rights hereunder of any such holder or holders; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Provided, further, that no such supplement or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture; or

•	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

Except in certain limited circumstances, either us or the holders of at least ten percent in aggregate principal amount of the debt securities of a series then outstanding, may request that the trustee fix a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities shall have been evidenced to the trustee not later than 180 days after such record date.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have Section 11.02 of the indenture, “Legal Defeasance and Discharge,” relating to defeasance and discharge of indebtedness, or Section 11.03, “Covenant Defeasance,” relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 11.02 of the indenture applied to any series of debt securities, we will be discharged from all our obligations with respect to the debt securities of such series (except for certain obligations contained in the indenture, including obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding debt securities of such series on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, discharge and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, discharge and defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such deposit, discharge and defeasance have been complied with.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have Section 11.03 of the indenture applied to any series of debt securities, we shall be released from complying with certain restrictive covenants, contained in the indenture or any supplemental indenture applicable to such series upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on such outstanding debt securities on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such defeasance have been complied with.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call (800) SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm (neither of which is intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	the description of our common stock set forth in our Registration Statement on Form 8-A12G, which was filed with the SEC on May 22, 2000 (File No. 000-30681);

•	the description of our Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, which was filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 22, 2010 (File No. 000-30681), including certain information incorporated by reference from our Definitive Proxy Statement for our 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 10, 2010, August 3, 2010 and November 3, 2010, respectively (File No. 000-30681); and

•	our Current Reports on Form 8-K that were filed on January 8, 2010, March 26, 2010, April 5, 2010, April 20, 2010, April 29, 2010, May 13, 2010, May 19, 2010, June 8, 2010, August 26, 2010, September 14, 2010, September 21, 2010, November 18, 2010, November 18, 2010, December 10, 2010, December 20, 2010, December 23, 2010 and January 7, 2011 (File No. 000-30681).

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The table below sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts described below are estimates.

Amount to
Be Paid

Securities and Exchange Commission filing fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.

Item 16.	Exhibits.

EXHIBITS

Exhibit
Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Specimen Common Stock certificate.(1)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock.(2)

Exhibit
Number	Description of Exhibits

4.3	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(3)
4.4	Form of Right Certificate.(4)
4.5	Indenture dated as of March 16, 2007 between The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) and Dendreon Corporation.(5)
5.1	Opinion of Jones Day.**
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Jones Day (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page to this Registration Statement).***
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.**

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

(1)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(5)	Filed as Exhibit 4.6 to the registrant’s Registration Statement on Form S-3 (File No. 333-141388) and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 13th day of January 2011.

Dendreon Corporation:

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2011

/s/ Gregory T. Schiffman Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 13, 2011

/s/ Gregory R. Cox Gregory R. Cox	Principal Accounting Officer	January 13, 2011

/s/ Richard B. Brewer* Richard B. Brewer	Chairman of the Board of Directors	January 13, 2011

/s/ Susan B. Bayh* Susan B. Bayh	Director	January 13, 2011

/s/ Gerardo Canet* Gerardo Canet	Director	January 13, 2011

/s/ Bogdan Dziurzynski, D.P.A.* Bogdan Dziurzynski, D.P.A.	Director	January 13, 2011

/s/ M. Blake Ingle, Ph.D.* M. Blake Ingle, Ph.D.	Director	January 13, 2011

David C. Stump, M.D.	Director

/s/ David L. Urdal, Ph.D.* David L. Urdal, Ph.D.	Director	January 13, 2011

/s/ Douglas G. Watson* Douglas G. Watson	Director	January 13, 2011

*	This Post-Effective Amendment No. 1 has been signed on behalf of the above officers and directors by Mitchell H. Gold, M.D., as attorney-in-fact pursuant to a Power of Attorney filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
Attorney-in-Fact

Dated: January 13, 2011

EXHIBITS

Exhibit
Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Specimen Common Stock certificate.(1)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock.(2)
4.3	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(3)
4.4	Form of Right Certificate.(4)
4.5	Indenture dated as of March 16, 2007 between The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) and Dendreon Corporation.(5)
5.1	Opinion of Jones Day.**
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Jones Day (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page to this Registration Statement).***
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.**

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

(1)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(5)	Filed as Exhibit 4.6 to the registrant’s Registration Statement on Form S-3 (File No. 333-141388) and incorporated herein by reference.